Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report on the Prospector Funds, Inc. dated September 12, 2007 included in the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 3 under the Securities Act of 1933 (Registration No. 033-3143669).

                                                 /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 18, 2007